UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2013

Lifetime Brands, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-19254	11-2682486
(Commission File Number)	(IRS Employer Identification No.)

1000 Stewart Avenue, Garden City, New York 11530

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code) 516-683-6000

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 2, 2013, the Board of Directors of Lifetime Brands, Inc. (the “Company”) amended and restated the Company’s by-laws (as amended and restated, the “Amended By-Laws”) to include a new provision Section 6.7 entitled “Forum for Adjudication of Disputes.” Section 6.7 designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim or breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (d) any action asserting a claim governed by the internal affairs doctrine.

The foregoing summary of the Amended By-Laws is qualified in its entirety by reference to the complete text of the Amended By-Laws, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events

On August 2, 2013, the Company’s Board of Directors unanimously approved, at the recommendation of the Audit Committee of the Board, a revised Charter of the Audit Committee of the Board, a copy of which is attached to this Form 8-K as Exhibit 99.1. A copy of the revised charter is also available in the Investor Relations section of the Company’s website.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated By-Laws of Lifetime Brands, Inc.

99.1	Lifetime Brands, Inc. Audit Committee Charter

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lifetime Brands, Inc.

By:	/s/ Laurence Winoker
Laurence Winoker
Senior Vice President – Finance, Treasurer and Chief Financial Officer

Date: August 6, 2013